UNITED STATES DISTRICT COURT
                         CENTRAL DISTRICT OF CALIFORNIA

NATIONAL RURAL
TELECOMMUNICATIONS
COOPERATIVE,

                  Plaintiff,                    CV 99-5666 LGB (CWx)
                                                CV-00-2117 LGB(CWx)
v.

DIRECTV, INC., HUGHES
COMMUNICATIONS GALAXY, INC.,                    ORDER GRANTING FINAL APPROVAL OF
                                                CLASS ACTION SETTLEMENT

                  Defendants.

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I.       INTRODUCTION

         This is a class action by members of the National Rural Telecommunications Cooperative ("NRTC") ("Plaintiffs") against DIRECTV, Inc. and Hughes Communications Galaxy, Inc. ("Defendants"). The parties notified the Court of an impending settlement on the eve of trial. On September 23, 2003, the parties filed a motion for preliminary approval of the Proposed Settlement and the Proposed Notice of Settlement to Class Members ("Notice"). On November 7, 2003, this Court entered an order preliminarily approving the Proposed Settlement in the Class Action Lawsuit. The Court also approved the proposed form of Notice and directed Class Counsel to serve that Notice (with certain minor modifications) to each Class Member no later than November 12, 2003. The Court set the Final Approval Hearing on
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the Proposed Settlement for January 5, 2004 at 10 A.M. Currently before the
Court is the Class' Application for Final Approval of the Class Action
Settlement.

II.      HISTORY OF THE LITIGATION AND PROPOSED SETTLEMENT

         The parties are familiar with the extensive history of this litigation and the terms of the Proposed Settlement consisting of the Term Sheet, the First Amendment to the Term Sheet, the Second Amendment to the Term Sheet, and the New Member Agreement. For the sake of efficiency, the Court will not repeat the history or terms of the Proposed Settlement and incorporates by reference the Notice which sets out these two areas in detail.

III.     LEGAL STANDARD

     Federal Rule of Civil Procedure 23(e) provides that "[a] class action shall not be dismissed or compromised without the approval of the court. . ." Fed. R. Civ. P. 23(e)(2003). Approval under 23(e) involves a two-step process in which the Court first determines whether a proposed class action settlement deserves preliminary approval and then, after notice is given to class members, whether final approval is warranted. See Manual for Complex Litigation, Third,section 30.41, at 236-37 (1995).

     The "universally applied standard" in determining whether a court should grant final approval to a class action settlement is whether the settlement is "fundamentally fair, adequate, and reasonable." 5 Moore's Federal
Practice,section 23.85 (Matthew Bender 3d ed.) (citing In re Pacific Enters. Sec. Litig., 47 F.3d 373, 377 (9th Cir. 1995) and Class Plaintiffs v. City of Seattle, 955 F.2d 1268, 1276 (9th Cir. 1992), cert. denied, 506 U.S. 953
(1992)). The Ninth Circuit has considered, if applicable, the following eight factors in determining whether a proposed class action settlement is fair, reasonable, and adequate:

   (1) the strength of the plaintiff's case;


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   (2) the risk, expense, complexity, and likely duration of further litigation;
   (3) the risk of maintaining class action status throughout the trial;
   (4) the amount offered in settlement;
   (5) the extent of discovery completed and the stage of the proceedings;
   (6) the experience and view of counsel;
   (7) the presence of a governmental participant; and
   (8) the reaction of the class members to the proposed settlement.

See Linney v. Cellular Alaska P'ship, 151 F.3d 1234, 1242 (9th Cir. 1998); see also Hanlon v. Chrysler Corp., 150 F.3d 1011, 1026 (9th Cir. 1998).

     Not all of these factors will apply to every class action settlement. Under certain circumstances, one factor alone may prove determinative in finding sufficient grounds for court approval. See, e.g., Torrisi v. Tucson Elec. Power Co., 8 F.3d 1370, 1376 (9th Cir. 1993).

     Furthermore, "[d]istrict courts have wide discretion in assessing the weight and applicability of each factor." 5 Moore's Federal Practice,section 23.85[2][a] (Matthew Bender 3d ed.). "The relative degree of importance to be attached to any particular factor will depend upon and be dictated by the nature of the claim(s) advanced, the type(s) of relief sought, and the unique facts and circumstances presented by each individual case." Officers for Justice v. Civil Service Comm'n of the City and County of San Francisco, 688 F.2d 615, 625 (9th Cir. 1982). "Ultimately, the district court's determination is nothing more than an `amalgam of delicate balancing, gross approximations, and rough justice.'" Id. (quoting City of Detroit v. Grinnell Corp., 495 F.2d 448, 468 (2d Cir.
1974)). "The initial decision to approve or reject a settlement proposal is committed to the sound discretion of the trial judge." Officers for Justice, 688 F.2d at 625.


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IV.      ANALYSIS

         The discussion of each of the relevant factors enunciated in the Linney case follows:

          A.       Strength of the Plaintiff's Case

         "An important consideration in judging the reasonableness of a settlement is the strength of the plaintiffs' case on the merits balanced
against the amount  offered  in  the   settlement."  5  Moore's   Federal
Practice, section 23.85[2][b] (Matthew Bender 3d. ed.). However, in balancing, "a proposed settlement is not to be judged against a speculative measure of what might have been awarded in a judgment in favor of the class." Id. As noted by the Ninth Circuit in Officers for Justice:

         [T]he settlement or fairness hearing is not to be turned into a trial or rehearsal for trial on the merits. Neither the trial court nor [the Court of Appeals] is to reach any ultimate conclusions on the contested issues of fact and law which underlie the merits of the dispute, for it is the very uncertainty of outcome in litigation and avoidance of wastefulness and expensive litigation that induce consensual settlements.

688 F.2d at 625.

         The Court has reviewed the significant terms of the Proposed Settlement and finds that the settlement terms compare favorably to the uncertainties associated with continued litigation regarding the contested issues in this case. Among other things, the Proposed Settlement provides Class Members with a meaningful business resolution regarding contested issues such as the Term of the Member Agreements, the Class Members' renewal term rights, and revenues derived from Premium Services and Advanced Services. In comparing the strength of the Plaintiffs' case with the Proposed Settlement, the Court finds that the Proposed Settlement is a fair resolution of the issues in this case.

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B.       Risk, Expense, Complexity and Likely Duration of Further Litigation

         "In most situations, unless the settlement is clearly inadequate, its acceptance and approval are preferable to lengthy and expensive litigation with uncertain results." 4 A. Conte & H. Newberg, Newberg on Class Actions,
Section 11:50 at 155 (4th ed. 2002). As observed in Oppenlander v. Standard Oil Co.(Indiana), 64 F.R.D. 597 (D. Colo. 1974):

         The Court shall consider the vagaries of litigation and compare the significance of immediate recovery by way of the compromise to the mere possibility of relief in the future, after protracted and expensive litigation. In this respect, "It has been held proper to take the bird in hand instead of a prospective flock in the bush."

64 F.R.D. at 624.

         The Proposed Settlement was reached on the eve of trial. The trial on the merits of this case was estimated by the parties to last between thirty-five and fifty-three days, broken into at least three phases. In addition to a significant number of lay witnesses, the parties identified numerous experts to help explain the complex issues involved in the litigation. Given the length, complexity, and number of issues involved, it is very possible that a jury may not have reached a unanimous verdict on all issues. Furthermore, even if it did reach unanimous verdicts, it is likely that an appeal would have followed. Avoiding such a trial and the subsequent appeals in this complex case strongly militates in favor of settlement rather than further protracted and uncertain litigation.

C.       The Risk of Maintaining Class Action Status Throughout the Trial

         DIRECTV has never challenged the Court's certification of this matter as a class action under Fed. R. Civ. P. 23(b)(3). As a result, the Court would likely be able to maintain class action status throughout trial.

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D.      The Amount Offered In Settlement.

         In assessing the consideration obtained by the class members in a class action settlement, "[i]t is the complete package taken as a whole, rather than the individual component parts, that must be examined for overall fairness." Officers for Justice, 688 F.2d at 628. In this regard, it is well-settled law that a proposed settlement may be acceptable even though it amounts to only a fraction of the potential recovery that might be available to the class members at trial. See Linney, 151 F.3d at 1242 (quoting City of Detroit, 495 F.2d 448, 455 and n.2); see also William v. Vukovich, 720 F.2d 909, 922 (6th Cir. 1983) (court may not withhold approval merely because settlement is only a fraction of what a successful plaintiff would have received in a fully litigated case).

         The Class agreed to release its claims to monetary damages as part of the Proposed Settlement. However, the Court already disposed of all of the Class Plaintiffs' damages claims at the summary judgment stage, leaving only the prospect that the Court's ruling would ultimately be set aside on appeal. Also, the Court rejected the Class Plaintiffs' claims for restitution on most of the elements of their 17200 claim, except for restitution on the launch fees component of such claim if the Class Plaintiffs could first establish liability. Although the Proposed Settlement does not provide for monetary damages, it provides Class Members with other valuable benefits not measured in terms of monetary recovery.

         Two of those benefits are worthy of some discussion in this context. First, the Proposed Settlement provides Class Members with a definite and certain term of years for the Member Agreement that is unaffected by the continued operation of any particular Satellite. As a result, the Class Members will no longer be subject to the risk of premature operational failure of any measuring Satellite and will have an initial term that is significantly longer than that which the


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engineers believe is the best case scenario for the
contractual life of DBS-1. Second, the Proposed Settlement provides Class Members with concrete renewal term options that allow Class Members to continue their DBS businesses, at no additional cost, and to receive a fixed dollar payment at the end of the contract for each subscriber transitioned to DIRECTV (for those Members who select Option 1). The settlement of the ROFR dispute alone provides the Class with significant value without litigation uncertainty.

         Thus, the settlement provides the Class with certainty regarding its business and with the opportunity to profit from the business for an extended period on economic terms many of which are more beneficial than those in place at the start of the litigation. Given the risk and uncertainty of the litigation, the benefits to the Class of the settlement make the settlement fair, just and reasonable.

E.       The Extent of Discovery Completed and the Stage of the Proceedings

     "The extent of discovery may be relevant in determining the adequacy of the parties' knowledge of the case." Manual for Complex Litigation, Third, Section
30.42 (1995). "A court is more likely to approve a settlement if most of the discovery is completed because it suggests that the parties arrived at a compromise based on a full understanding of the legal and factual issues surrounding the case." 5 Moore's Federal Practice,section 23.85[2][e] (Matthew Bender 3d ed.). "If all discovery has been completed and the case is ready to go to trial, the court obviously has sufficient evidence to determine the adequacy of settlement." 4 A. Conte & H. Newberg, Newberg on Class Actions,section 11:45 at 129 (4th ed. 2002). A settlement following sufficient discovery and genuine arms-length negotiation is presumed fair. See City Partnership Co. v. Atlantic Acquisition Ltd. P'ship, 100 F.3d 1041, 1043 (1st Cir. 1996); see also New York
v. Reebok Int'l Ltd., 903 F. Supp. 532, 535 (S.D.N.Y.  1995),  aff'd, 96 F.3d 44
(2d Cir. 1996).


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     The proposed  settlement  was reached among the settling  parties after the completion of all liability and damages discovery. In connection with these discovery proceedings, approximately 365 depositions were taken across the country, and hundreds of thousands of pages of documents were exchanged by the parties. In addition, all summary judgment motions had been decided by the Court prior to the proposed settlement as well as a number of motions in limine. As a result, the proposed settlement was reached only after the parties had exhaustively examined the factual and legal bases of the disputed claims. This fact strongly militates in favor of the Court's approval of the settlement.

F.       The Experience and Views of Counsel

     "Great weight" is accorded to the recommendation of counsel, who are most closely acquainted with the facts of the underlying litigation." In re Paine Webber Ltd. P'ships Litig., 171 F.R.D. 104, 125 (S.D.N.Y. 1997). This is because "[p]arties represented by competent counsel are better positioned than courts to produce a settlement that fairly reflects each party's expected outcome in the litigation." Pacific Enters. Sec. Litig., 47 F.3d at 378. Thus, "the trial judge, absent fraud, collusion, or the like, should be hesitant to substitute its own judgment for that of counsel." Cotton v. Hinton, 559 F.2d 1326, 1330 (5th Cir. 1977); Hanrahan v. Britt, 174 F.R.D. 356, 366-368 (E.D. Pa. 1997)
(presumption of correctness applies to a class action settlement reached in arms'-length negotiations between experienced, capable counsel after meaningful discovery, citing Manual for Complex Litigation, Second section 30.41 (1985) and Ratner v. Bennett, No. 92-4701, 1996 WL 243645, *5 (E.D. Pa. May 8, 1996).

     Class Counsel have demonstrated a high degree of competence in the litigation of this case. Counsel together with the Class Representatives strongly believe that the Proposed Settlement is a fair, adequate, and reasonable resolution of the Class' dispute with DIRECTV and is preferable to continued litigation.

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G.       The Presence of a Governmental Participant

     There is no governmental participant in this Class Action. As a result, this factor does not apply to the Court's analysis.

H.       Reaction of the Class Members to the Proposed Settlement

         "The reactions of the members of a class to a proposed settlement is a proper consideration for the trial court." 5 Moore's Federal Practice, section 23.85[2][d] (Matthew Bender 3d ed.). In this regard, "[t]he representatives' views may be important in shaping the agreement and will usually be presented at the fairness hearing; they may be entitled to special weight because the representatives may have a better understanding of the case than most members of the class." Manual for Comglex Litigation, Third, Section 30.44 (1995).

         On November 7, 2003, the Court entered an Amended Order Granting Preliminary Approval of Class Action Settlement and Approving the Proposed Notice of Class Action Settlement (the "Preliminary Approval Order"). In the Preliminary Approval Order, the Court preliminarily approved the Proposed Settlement, approved (with certain modifications) the proposed Notice, and scheduled a Final Approval Hearing for January 5, 2004. The Court also made the following order with respect to the manner in which Class Members could object to the Proposed Settlement:

         Any Class Member may appear and show cause (if it has any) why the Proposed Settlement should or should not be approved as fair, just, reasonable, and adequate. However, no Class Member shall be heard or entitled to contest final approval of the Proposed Settlement unless that Class Member has filed with the District Court, no later than December 10, 2003, written objections to the Proposed Settlement and all papers and briefs supporting such written objections . . .


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See Preliminary Approval Order, at 3.

         The Notice, which was served on each Class Member on November 12, 2003, prominently advised the Class Members of the Court's requirements regarding objections in the body of the Notice itself. See Notice at 56-58. A copy of the Preliminary Approval Order itself was also attached as Exhibit F to the Notice.

         No objections to the Proposed Settlement have been filed with the Court or served on counsel. The absence of a single objection to the Proposed Settlement provides further support for final approval of the Proposed Settlement. It is established that the absence of a large number of objections to a proposed class action settlement raises a strong presumption that the terms of a proposed class settlement action are favorable to the class members.
See In re Marine Midland Motor Vehicle Leasing Litig., 155 F.R.D. 416, 420 (W.D.N.Y. 1994); Dillard v. City of Foley, 926 F. Supp. 1053, 1063
(M.D. Ala. 1996); In re Michael Milken and  Assoc.  Sec.  Litig.,   150
F.R.D.  46,  56-57  (S.D.N.Y.   1993);  In  re Fleet/Norstar Sec. Litig.,
935 F. Supp. 99, 107 (D.R.I. 1996).

         Here, every Class Member was served with Notice of the Proposed Settlement. That Notice contained a detailed narrative of the background of the Class Action Lawsuit, the terms of the Proposed Settlement, and the Class Action Plaintiffs' views relating to those settlement terms. The Notice also included copies of the actual settlement documents1 and the Court's Preliminary Approval Order, and provided Class Members with clear instructions about how to object to the Proposed Settlement if the Class Members opposed final approval of the Proposed Settlement.

         In conjunction with that Notice, Class Counsel also conducted meetings with the Class Members at three different locations throughout the country. These meetings were specifically devoted to discussion of the Proposed Settlement, and each lasted for almost a full day.

--------
1 Each Notice sent to Class Members contained copies of the Term Sheet, amendments to the Term Sheet, a Complete Restatement of Amended Term Sheet, and a New NRTC/Member Agreement for Marketing and Distribution of DBS Services.


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Representatives  from  NRTCalso   participated  in  these  meetings.  In  total,
representatives of almost 95% of the Class Members' subscribers attended those meetings. See Class Action Plaintiffs' Open. Brief, Suppl. Scott Decl.

         The Class Members have been given comprehensive information about the terms of the Proposed Settlement far exceeding the disclosure generally required in class action settlements. See, e.g., Gottlieb v. Wiles, 11 F.3d 1004, 1013 (10th Cir. 1993) (to satisfy Rule 23(e), "[i]t is not necessary to give all of the details of the settlement, but only to `fairly apprise' the class members of the terms of the settlement."). The complete absence of Class Member objections to the Proposed Settlement speaks volumes with respect to the overwhelming degree of support for the Proposed Settlement among the Class Members. That unanimous, positive reaction to the Proposed Settlement is compelling evidence that the Proposed Settlement is fair, just, reasonable, and adequate.

V.       CONCLUSION

         The Court finds, based on its analysis of the factors discussed above, that the Proposed Settlement is fair, just, reasonable and adequate. Based on the foregoing, the Court hereby GRANTS the Class' Application for final approval of the Class Action Settlement.

IT IS SO ORDERED.

Dated:   January 5, 2003                      /s/ Lourdes G. Baird
       -----------------------------        ------------------------------------
                                             LOURDES G. BAIRD
                                             United States District Judge


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